EXHIBIT 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

In September 2018, MGE Niagara Entertainment Inc. (“MGE Niagara”), an indirect wholly-owned subsidiary of the Mohegan Tribal Gaming Authority d/b/a Mohegan Gaming & Entertainment (the “Company”), was selected by the Ontario Lottery and Gaming Corporation (the “OLG”) to be the service provider for the Niagara Fallsview Casino Resort, Casino Niagara and the future 5,000-seat Niagara Falls Entertainment Centre, all in Niagara Falls, Canada (the “Niagara Gaming Bundle”). Following its selection, MGE Niagara entered into a Transition and Asset Purchase Agreement with the OLG and the Ontario Gaming Assets Corporation. Pursuant to the terms of this agreement, MGE Niagara agreed to acquire certain assets associated with the Niagara Gaming Bundle and to perform certain transition activities in order to facilitate the transition of the operational responsibilities from the previous operator to MGE Niagara. On June 11, 2019 (the “Closing Date”), MGE Niagara completed the acquisition of the Niagara Gaming Bundle (the “Acquisition”), assumed the day-to-day operations of the properties under the terms of a 21-year Casino Operating and Services Agreement (the “COSA”) with the OLG and engaged in a series of related lease transactions (refer to Note 1). The Acquisition was accounted for as a purchase of a business under the acquisition method of accounting in accordance with guidance provided by Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations”.

An unaudited pro forma condensed consolidated combined balance sheet is not presented herein as the Acquisition is already reflected in the Company’s condensed consolidated balance sheet as of June 30, 2019, which is included in the Company’s Quarterly Report on Form 10-Q for the nine months ended June 30, 2019. The following unaudited pro forma condensed consolidated combined statements of income (loss) and comprehensive income (loss) for the nine months ended June 30, 2019 and the twelve months ended September 30, 2018 (collectively, the “Pro Forma Financial Statements”) have been prepared in accordance with the requirements of Article 11 of Regulation S-X under the Securities Act. In order to prepare the Pro Forma Financial Statements, the Company’s operating results were derived from the Company’s unaudited condensed consolidated statements of income and comprehensive income for the nine months ended June 30, 2019 and the audited consolidated statements of income and comprehensive income for the fiscal year ended September 30, 2018, while the Niagara Casinos’ operating results were derived from the Niagara Casinos’ unaudited historical monthly financial statements and accounting records.

The Pro Forma Financial Statements are presented to illustrate the estimated effects of the Acquisition on the Company’s related condensed consolidated statements of income and comprehensive income, as if the Acquisition, the financing to fund the Acquisition and the related lease transactions, had occurred on October 1, 2017, the beginning of the earliest period presented, based on the historical financial statements and accounting records of the Company and Niagara Fallsview Casino Resort and Casino Niagara (the “Niagara Casinos”), after factoring in certain pro forma adjustments. Pro forma adjustments are included only to the extent that they are: (i) directly attributable to the Acquisition, the financing to fund the Acquisition and the related lease transactions, (ii) factually supportable and relate to the Pro Forma Financial Statements and (iii) expected to have a continuing impact.

The Pro Forma Financial Statements are presented for illustrative purposes only. Pro forma information, which is based on the best information currently available, is preliminary and subject to change. Pro forma financial information does not necessarily represent results that may occur in the future.

The Pro Forma Financial Statements should be read in conjunction with accompanying audited combined financial statements of the Niagara Casinos as of and for the fiscal year ended March 31, 2019, as well as the Company’s Quarterly Report on Form 10-Q for the nine months ended June 30, 2019 and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018. Accounting policies used in the preparation of the Pro Forma Financial Statements are based on the related significant accounting policies disclosed in the Company’s Quarterly Report on Form 10-Q for the nine months ended June 30, 2019 and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

The accompanying notes to the Pro Forma Financial Statements provide a discussion of how certain adjustments are derived and presented in the Pro Forma Financial Statements (refer to Notes 5, 6 and 7). Changes in facts and circumstances or discovery of new information may result in revised estimates. As a result, there may be material adjustments to the Pro Forma Financial Statements. Certain historical financial statement line items of the Niagara Casinos have been reclassified to conform to the Company’s presentation (refer to Note 5).

Unaudited Pro Forma Condensed Consolidated Combined Statements of Income (Loss) and Comprehensive Income (Loss)

For the Nine Months Ended June 30, 2019

(in thousands)

	Mohegan Tribal Gaming Authority	Niagara Casinos (for the period October 1, 2018 through June 10, 2019)	Reclassifications (Note 5)		Adjustments to Conform Accounting Policies (Note 6)		Combined	Acquisition- Related Pro Forma Adjustments (Note 7)		Pro Forma for Acquisition
Revenues:
Gaming	$669,172	$323,681	$—		$(55,359)	(g)	$937,494	$(119,655)	(n)	$817,839
Food and beverage	105,485	—	16,196	(a)	25,995	(g) (i)	147,676	—		147,676
Hotel	68,776	—	1,282	(a)	10,329	(g)	80,387	—		80,387
Retail, entertainment and other	131,371	—	3,586	(a)	26,056	(g) (h)	161,013	—		161,013
Non-gaming	—	21,064	(21,064)	(a)	—		—	—		—

Gross revenues	974,804	344,745	—		7,021		1,326,570	(119,655)		1,206,915
Less-Promotional allowances	—	—	—		—		—	—		—

Net revenues	974,804	344,745	—		7,021		1,326,570	(119,655)		1,206,915

Operating costs and expenses:
Gaming	389,872	—	127,316	(b)	—		517,188	(64,736)	(n)	452,452
Win contribution	—	64,736	(64,736)	(b)	—		—	—		—
Operations	—	62,580	(62,580)	(b)	—		—	—		—
Food and beverage	81,611	—	41,960	(c)	323	(i)	123,894	—		123,894
Hotel	31,881	—	4,885	(c)	—		36,766	—		36,766
Retail, entertainment and other	63,203	—	14,556	(c)	—		77,759	—		77,759
Non-gaming	—	61,401	(61,401)	(c)	—		—	—		—
Operator fees	—	28,041	—		—		28,041	(28,041)	(o)	—
Advertising, general and administrative	149,664	57,994	43,376	(d)	1,267	(h)	252,301	6,564	(p) (s)	258,865
Marketing and promotion	—	43,376	(43,376)	(d)	—		—	—		—
Harmonized sales tax	—	25,242	—		—		25,242	(25,242)	(o)	—
Corporate	38,728	—	—		—		38,728	—		38,728
Depreciation and amortization	92,682	13,416	—		—		106,098	(3,100)	(r)	102,998
Loss on disposition of assets	—	736	(736)	(e)	—		—	—		—
Other, net	6,357	—	736	(e)	(759)	(h) (i)	6,334	—		6,334

Total operating costs and expenses	853,998	357,522	—		831		1,212,351	(114,555)		1,097,796

Income (loss) from operations	120,806	(12,777)	—		6,190		114,219	(5,100)		109,119

Other income (expense):
Interest income	5,639	—	—		—		5,639	—		5,639
Interest expense	(106,832)	(1,244)	—		—		(108,076)	(4,381)	(q)	(112,457)
Foreign exchange gain	—	2,020	(2,020)	(f)	—		—	—		—
Other, net	(1,312)	6,900	2,020	(f)	(6,190)	(h)	1,418	—		1,418

Total other income (expense)	(102,505)	7,676	—		(6,190)		(101,019)	(4,381)		(105,400)

Income (loss) before tax provision	18,301	(5,101)	—		—		13,200	(9,481)		3,719
Income tax provision	—	—	—		—		—	3,864	(t)	3,864

Net income (loss)	18,301	(5,101)	—		—		13,200	(5,617)		7,583
Income attributable to non-controlling interests	(198)	—	—		—		(198)	—		(198)

Net income (loss) attributable to Mohegan Tribal Gaming Authority	18,103	(5,101)	—		—		13,002	(5,617)		7,385

Comprehensive income (loss):
Foreign currency translation adjustment	(8,346)	—	—		—		(8,346)	—		(8,346)
Other	44	—	—		—		44	—		44

Other comprehensive loss	(8,302)	—	—		—		(8,302)	—		(8,302)
Other comprehensive loss attributable to non-controlling interests	446	—	—		—		446	—		446

Other comprehensive loss attributable to Mohegan Tribal Gaming Authority	(7,856)	—	—		—		(7,856)	—		(7,856)

Comprehensive income (loss) attributable to Mohegan Tribal Gaming Authority	$10,247	$(5,101)	$—		$—		$5,146	$(5,617)		$(471)

The above Unaudited Pro Forma Condensed Consolidated Combined Statements of Income (Loss) and Comprehensive Income (Loss) are presented in accordance with Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606).

Unaudited Pro Forma Condensed Consolidated Combined Statements of Income and Comprehensive Income

For the Twelve Months Ended September 30, 2018

(in thousands)

	Mohegan Tribal Gaming Authority	Niagara Casinos	Reclassifications (Note 5)			Adjustments to Conform Accounting Policies (Note 6)			Combined	Acquisition- Related Pro Forma Adjustments (Note 7)			Pro Forma for Acquisition
Revenues:
Gaming	$1,162,300	$542,373	$—			$23	(k	)	$1,704,696	$(210,177)	(n	)	$1,494,519
Food and beverage	88,247	—	22,793	(a	)	38,294	(j	)	149,334	—			149,334
Hotel	62,378	—	1,835	(a	)	11,596	(j	)	75,809	—			75,809
Retail, entertainment and other	144,055	—	6,311	(a	)	25,594	(j	) (m)	175,960	—			175,960
Non-gaming	—	30,939	(30,939)	(a	)	—			—	—			—

Gross revenues	1,456,980	573,312	—			75,507			2,105,799	(210,177)			1,895,622
Less-Promotional allowances	(101,348)	—	—			(66,119)	(j	)	(167,467)	—			(167,467)

Net revenues	1,355,632	573,312	—			9,388			1,938,332	(210,177)			1,728,155

Operating costs and expenses:
Gaming	655,956	—	205,086	(b	)	61,600	(k	) (l)	922,642	(108,475)	(n	)	814,167
Win contribution	—	108,475	(108,475)	(b	)	—			—	—			—
Operations	—	96,611	(96,611)	(b	)	—			—	—			—
Food and beverage	41,102	—	61,224	(c	)	(38,380)	(l	)	63,946	—			63,946
Hotel	27,756	—	7,162	(c	)	(6,183)	(l	)	28,735	—			28,735
Retail, entertainment and other	50,402	—	23,631	(c	)	(17,014)	(l	)	57,019	—			57,019
Non-gaming	—	92,017	(92,017)	(c	)	—			—	—			—
Operator fees	—	43,250	—			—			43,250	(43,250)	(o	)	—
Advertising, general and administrative	200,786	82,461	63,857	(d	)	1,900	(m	)	349,004	5,618	(p	) (s)	354,622
Marketing and promotion	—	63,857	(63,857)	(d	)	—			—	—			—
Harmonized sales tax	—	37,801	—			—			37,801	(37,801)	(o	)	—
Corporate	40,087	—	—			—			40,087	—			40,087
Depreciation and amortization	81,789	33,245	—			—			115,034	(18,066)	(r	)	96,968
Loss on disposition of assets	—	1,003	(1,003)	(e	)	—			—	—			—
Other, net	13,220	—	1,003	(e	)	(1,186)	(m	)	13,037	—			13,037

Total operating costs and expenses	1,111,098	558,720	—			737			1,670,555	(201,974)			1,468,581

Income from operations	244,534	14,592	—			8,651			267,777	(8,203)			259,574

Other income (expense):
Interest income	15,468	—	—			—			15,468	—			15,468
Interest expense	(126,653)	(2,037)	—			—			(128,690)	(5,733)	(q	)	(134,423)
Foreign exchange gain	—	3,312	(3,312)	(f	)	—			—	—			—
Other, net	(1,741)	7,528	3,312	(f	)	(8,651)	(m	)	448	—			448

Total other income (expense)	(112,926)	8,803	—			(8,651)			(112,774)	(5,733)			(118,507)

Income before tax provision	131,608	23,395	—			—			155,003	(13,936)			141,067
Income tax provision	—	—	—						—	(2,507)	(t	)	(2,507)

Net income	131,608	23,395	—			—			155,003	(16,443)			138,560
Income attributable to non-controlling interests	(1,054)	—	—			—			(1,054)	—			(1,054)

Net income attributable to Mohegan Tribal Gaming Authority	130,554	23,395	—			—			153,949	(16,443)			137,506

Comprehensive income:
Foreign currency translation adjustment	9,362	—	—			—			9,362	—			9,362

Other comprehensive income	9,362	—	—			—			9,362	—			9,362
Other comprehensive income attributable to non-controlling interests	(7,374)	—	—			—			(7,374)	—			(7,374)

Other comprehensive income attributable to Mohegan Tribal Gaming Authority	1,988	—	—			—			1,988	—			1,988

Comprehensive income attributable to Mohegan Tribal Gaming Authority	$132,542	$23,395	$—			$—			$155,937	$(16,443)			$139,494

The above Unaudited Pro Forma Condensed Consolidated Combined Statements of Income and Comprehensive Income are presented in accordance with Accounting Standards Codification Topic 605, Revenue Recognition.

NOTE 1—DESCRIPTION OF TRANSACTION:

In September 2018, MGE Niagara was selected by the OLG to be the service provider for the Niagara Gaming Bundle. Following its selection, MGE Niagara entered into a Transition and Asset Purchase Agreement with the OLG and the Ontario Gaming Assets Corporation. Pursuant to the terms of this agreement, MGE Niagara agreed to acquire certain assets associated with the Niagara Gaming Bundle and to perform certain transition activities in order to facilitate the transition of the operational responsibilities from the previous operator to MGE Niagara.

On the Closing Date, MGE Niagara completed the Acquisition, assumed the day-to-day operations of the properties under the terms of the COSA and engaged in a series of transactions related thereto, including the following:

•

Entered into a lease agreement with the OLG to lease the Fallsview Casino Resort and related administrative office space. This lease agreement requires MGE Niagara to make monthly payments of 2.2 million Canadian dollars ($1.7 million as of June 30, 2019) until the end of the lease term on March 31, 2040. This lease is classified as an operating lease in accordance with guidance provided by ASC Topic 840, “Leases”.

•

Entered into a lease agreement with a third-party investor to lease Casino Niagara and related license agreements to operate an adjacent parking lot and the right for patrons to use an adjacent parking garage. The lease agreement requires MGE Niagara to make monthly payments of approximately 500,000 Canadian dollars (approximately $381,000 as of June 30, 2019) until the end of the lease term on March 31, 2040 in exchange for the rights under the lease and licenses. The present value of the future payments was allocated to the respective rights based upon their relative fair value and, in accordance with guidance provided by ASC Topic 840, “Leases” and ASC Topic 360, “Intangibles—Goodwill and Other”, accounted for as follows: (i) 36.9 million Canadian dollars ($28.1 million as of June 30, 2019) represents the Casino Niagara lease, which is classified as a capital lease, (ii) 6.9 million Canadian dollars ($5.3 million as of June 30, 2019) represents an intangible asset, which is being amortized over the term of the lease on a straight line basis and (iii) the residual allocation of the lease payments is classified as an operating land lease.

•

Committed to entering into a lease agreement with a third-party to lease the Niagara Falls Entertainment Centre following the completion of its construction, which is expected to occur by the end of calendar 2019. Rental payments are still to be determined. The Company is deemed, for accounting purposes only, to be the owner of this construction project, despite not being the legal owner. Accordingly, the Company capitalized 102.9 million Canadian dollars ($78.4 million as of June 30, 2019) for amounts paid as a build-to-suit asset within property and equipment, net and recorded a corresponding build-to-suit liability.

MGE Niagara operates the Niagara Gaming Bundle under the terms of the COSA. Pursuant to Canadian law, the OLG retains legal authority to conduct and manage gaming in Ontario. Accordingly, MGE Niagara is deemed to be acting as an agent with respect to gaming revenues earned under the COSA and, therefore, recognizes such revenues net of amounts due to the OLG. MGE Niagara is deemed to be acting as a principal with respect to non-gaming revenues earned under the COSA. The COSA represents a series of distinct goods and services and, therefore, is deemed to be a single performance obligation. The transaction price under the COSA includes both fixed and variable consideration. The fixed consideration is comprised of an annual service provider fee and reimbursement of permitted capital expenditures and other approved expenses. The fixed consideration is recognized as revenue on a straight line basis over the term of the COSA. The variable consideration consists of 70% of Gaming Revenues (as defined under the COSA), in excess of a guaranteed annual minimum amount payable to the OLG (the “Threshold”). Annual Threshold amounts are contractually established and vary from year to year. If Gaming Revenues are less than the Threshold for any given year, the Company is obligated to make a payment to cover the related shortfall. The variable consideration is recognized as revenue as services are rendered under the terms of the COSA. The Company measures its progress in satisfying this performance obligation based on the output method, which aligns with the benefits provided to the OLG. Projected revenues are estimated based on the most likely amount within a range of possible outcomes to the extent that a significant reversal in the amount of cumulative revenues recognized is not probable of occurring. The difference between revenues recognized and cash received is recorded as a contract asset or liability. In the event a contract asset is recorded, such asset will be assessed at least annually for impairment. As of June 30, 2019, contract assets related to the COSA totaled $4.6 million.

NOTE 2—BASIS OF PRESENTATION:

The Acquisition was accounted for as a purchase of a business under the acquisition method of accounting in accordance with guidance provided by ASC Topic 805, “Business Combinations”. The accompanying Pro Forma Financial Statements have been prepared in accordance with the requirements of Article 11 of Regulation S-X under the Securities Act. The Pro Forma Financial Statements are presented to illustrate the estimated effects of the Acquisition on the Company’s related condensed consolidated statements of income and comprehensive income, as if the Acquisition, the financing to fund the Acquisition and the related lease transactions, had occurred on October 1, 2017, the beginning of the earliest period presented, based on the historical financial statements and accounting records of the Company and the Niagara Casinos, after factoring in certain pro forma adjustments. Pro forma adjustments are included only to the extent that they are: (i) directly attributable to the Acquisition, the financing to fund the Acquisition and the related lease transactions, (ii) factually supportable and relate to the Pro Forma Financial Statements and (iii) expected to have a continuing impact. The accompanying Pro Forma Financial Statements are presented for illustrative purposes only.

NOTE 3—PRELIMINARY PURCHASE PRICE ALLOCATION:

The purchase price of the Acquisition was approximately 96 million Canadian dollars (approximately $72 million), net of cash acquired of approximately 57 million Canadian dollars (approximately $43 million). The consideration paid for working capital is subject to post-closing adjustments, which are not expected to be material. MGE Niagara funded the Acquisition with proceeds from borrowings under a 100.0 million Canadian dollar ($76.2 million as of June 30, 2019) term loan facility, the issuance of a 40.0 million Canadian dollar ($30.5 million as of June 30, 2019) convertible debenture to a third-party investor and a 60.0 million Canadian dollar ($45.7 million as of June 30, 2019) investment by the Company (refer to Note 4).

While no material adjustments are expected, the purchase price allocation is not final. This allocation will be finalized during the Company’s fourth quarter of fiscal 2019. The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed on June 11, 2019 (in thousands):

June 11, 2019
Accounts receivable	$1,448
Inventories	3,410
Other current assets	15,983
Property and equipment	50,282
Intangible asset	16,689
Other current liabilities	(15,525)

Total	$72,287

The intangible asset acquired represents the rights under the COSA, which include, among other things, the rights to use trade names, player databases and licenses during the term of the COSA. The intangible asset is being amortized over the term of the COSA on a straight line basis.

NOTE 4—FINANCING:

MGE Niagara Credit Facilities

On June 10, 2019, MGE Niagara entered into a Credit Agreement with, among others, Bank of Montreal, as administrative agent, and the lenders party thereto (the “MGE Niagara Credit Agreement”), providing for senior secured credit facilities in the aggregate principal amount of 290.0 million Canadian dollars ($221.0 million as of June 30, 2019) (the “MGE Niagara Credit Facilities”), comprised of a revolving credit facility in the amount of 190.0 million Canadian dollars ($144.8 million as of June 30, 2019) (the “MGE Niagara Revolving Facility”) and a term loan facility in the amount of 100.0 million Canadian dollars ($76.2 million as of June 30, 2019) (the “MGE Niagara Term Loan Facility”). MGE Niagara is an unrestricted subsidiary under the Company’s existing credit facilities and indenture and the MGE Niagara Credit Facilities are non-recourse to the Company and its restricted subsidiaries thereunder.

The MGE Niagara Revolving Facility provides for (i) borrowings and bankers’ acceptances denominated in Canadian dollars or U.S. dollars and up to 20.0 million Canadian-dollar ($15.2 million as of June 30, 2019) equivalent of borrowings in the form of swingline loans and (ii) the issuance of up to 100.0 million Canadian dollars ($76.2 million as of June 30, 2019) of letters of credit. Proceeds from borrowings under the MGE Niagara Revolving Facility may be used by MGE Niagara for general corporate purposes, including working capital, capital expenditures and the issuance of letters of credit. Borrowings under the MGE Niagara Term Loan Facility are denominated in Canadian dollars. On June 11, 2019, MGE Niagara borrowed 100.0 million aggregate principal amount of Canadian dollar ($76.2 million as of June 30, 2019) term loans under the MGE Niagara Term Loan Facility and caused a Canadian dollar letter of credit to be issued to the OLG under the MGE Niagara Revolving Facility, in each case, for the purposes of funding the Acquisition.

On July 17, 2019, MGE Niagara entered into an amendment to the MGE Niagara Credit Facilities to increase the borrowing capacity under the MGE Niagara Revolving Facility by 10.0 million Canadian dollars ($7.6 million as of June 30, 2019).

Borrowings under the MGE Niagara Credit Facilities accrue interest as follows: (i) for Prime Rate Loans (as defined in the MGE Niagara Credit Agreement) denominated in Canadian dollars, the applicable prime rate (subject to a 0.00% floor) plus a total leverage-based margin of 100 to 200 basis points, (ii) for USBR Loans (as defined in the MGE Niagara Credit Agreement) denominated in U.S. dollars, the applicable base rate plus a total leverage-based margin of 100 to 200 basis points, (iii) for LIBOR Loans (as defined in the MGE Niagara Credit Agreement) denominated in U.S. dollars, the applicable LIBOR rate (subject to a 0.00% floor) plus a total leverage-based margin of 250 to 350 basis points and (iv) for Bankers’ Acceptances (as defined in the MGE Niagara Credit Agreement) denominated in Canadian dollars, based on a Discount Rate (as defined in the MGE Niagara Credit Agreement) (subject to a 0.00% floor) and a total leverage-based margin of 250 to 350 basis points. MGE Niagara is also required to pay a total leverage-based undrawn commitment fee on the MGE Niagara Revolving Facility of between 50 and 70 basis points.

As of June 30, 2019, outstanding borrowings under the MGE Niagara Term Loan Facility accrued interest at 4.71%. As of June 30, 2019, the commitment fee under MGE Niagara Revolving Facility was 55 basis points.

MGE Niagara Convertible Debenture

On June 11, 2019, MGE Niagara issued a convertible debenture (the “MGE Niagara Convertible Debenture”) to a third-party investor (the “Convertible Debenture Holder”) in an aggregate principal amount of 40.0 million Canadian dollars ($30.5 million as of June 30, 2019). The MGE Niagara Convertible Debenture is convertible, at the option of the Convertible Debenture Holder, between the fourth and sixth anniversaries of the Closing Date, into Class B Special shares representing 40% of the capital of MGE Niagara. The Class B Special shares will be similar in nature to the existing Common shares. The MGE Niagara Convertible Debenture accrues interest at an annual rate of 3.5% prior to the sixth anniversary of the Closing Date and 8.0% thereafter, compounded annually.

NOTE 5—RECLASSIFICATIONS:

The following historical financial statement line items of the Niagara Casinos have been reclassified to conform to the Company’s presentation:

a)	Non-gaming revenues were reclassified to food and beverage, hotel and retail, entertainment and other revenues;

b)	Win contribution and operations costs and expenses were reclassified to gaming costs and expenses;

c)	Non-gaming costs and expenses were reclassified to food and beverage, hotel and retail, entertainment and other costs and expenses;

d)	Marketing and promotion costs and expenses were reclassified to advertising, general and administrative costs and expenses;

e)	Loss on disposal of assets was reclassified to other, net operating costs and expenses; and

f)	Foreign exchange gain was reclassified to other, net within other income (expense).

Further review may identify additional reclassifications that, when conformed, could have a material impact on the Pro Forma Financial Statements. The Company is not currently aware of any such reclassifications.

NOTE 6—ADJUSTMENTS TO CONFORM ACCOUNTING POLICIES:

The historical financial statements of the Niagara Casinos were prepared in accordance with International Financial Reporting Standards, as promulgated by the International Accounting Standards Board. The historical financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Accordingly, certain historical financial statement line items of the Niagara Casinos were adjusted to conform to US GAAP and the Company’s accounting policies.

Effective October 1, 2018, the Company adopted Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASC 606”), on a modified retrospective basis, for all contracts in effect at the date of initial adoption. The adoption of ASC 606 principally modified the presentation of promotional allowances and the measurement of the liability associated with the Company’s loyalty reward programs. Prior to the adoption of ASC 606, the Company recorded revenues in accordance with ASC 605, “Revenue Recognition”. Accordingly, the accompanying unaudited pro forma condensed consolidated combined statements of income (loss) and comprehensive income (loss) for the nine months ended June 30, 2019 are presented in accordance with ASC 606 and the accompanying unaudited pro forma condensed consolidated combined statements of income and comprehensive income for the fiscal year ended September 30, 2018 are presented in accordance with ASC 605.

The following adjustments to conform accounting policies were made for the nine months ended June 30, 2019:

(g)

Adjustments related to ASC 606 were made to reclassify revenues associated with complimentary items provided by the Niagara Casinos from (i) gaming revenues to (ii) food and beverage, hotel and retail, entertainment and other revenues;

(h)

Adjustments to conform to the Company’s accounting policies were made by reclassifying the Niagara Casinos’ (i) other income (expense) to (ii) retail, entertainment and other revenues, (iii) advertising, general and administrative costs and expenses and (iv) other, net operating costs and expenses. These adjustments primarily relate to ATM fees, certain lease income, common area maintenance fees earned from tenants and foreign currency transaction income and remeasurement gains and losses; and

(i)

Adjustments related to ASC 606 were made to increase the Niagara Casinos’ (i) food and beverage revenues and (ii) food and beverage costs and expenses. These adjustments primarily relate to automatic gratuities.

The following adjustments to conform accounting policies were made for the fiscal year ended September 30, 2018:

(j)

Adjustments related to ASC 605 were made to reflect revenues associated with complimentary items provided by the Niagara Casinos as (i) food and beverage, hotel and retail, entertainment and other revenues and (ii) promotional allowances;

(k)	Adjustments to conform to the Company’s accounting policies were made by reclassifying the Niagara Casinos’ (i) contra gaming revenues to (ii) gaming costs and expenses;

(l)	Adjustments related to ASC 605 were made to reclassify the Niagara Casinos’ costs of providing complimentary items from (i) non-gaming costs and expenses to (ii) gaming costs and expenses; and

(m)

Adjustments to conform to the Company’s accounting policies were made by reclassifying the Niagara Casinos’ (i) other income (expense) to (ii) retail, entertainment and other revenues, (iii) advertising, general and administrative costs and expenses and (iv) other, net operating costs and expenses. These adjustments primarily relate to ATM fees, certain lease income, common area maintenance fees earned from tenants and foreign currency transaction income and remeasurement gains and losses.

Further review may identify additional adjustments that, when conformed, could have a material impact on the Pro Forma Financial Statements. The Company is not currently aware of any such adjustments.

NOTE 7—ACQUISITION-RELATED PRO FORMA ADJUSTMENTS:

The Pro Forma Financial Statements reflect the following acquisition-related pro forma adjustments:

COSA-related Adjustments: MGE Niagara operates the Niagara Casinos under the terms of the COSA (refer to Note 1). Pursuant to Canadian law, the OLG retains legal authority to conduct and manage gaming in Ontario. Accordingly, MGE Niagara is deemed to be acting as an agent with respect to gaming revenues earned under the COSA and, therefore, recognizes such revenues net of amounts due to the OLG. In addition, MGE Niagara is not required to pay operator fees or municipal contributions to the City of Niagara Falls. Additionally, as a commercial operator rather than a governmental operator, MGE Niagara is subject to higher property taxes as a result of being taxed at a commercial real estate tax rate, but is not subject to harmonized sales tax. The following adjustments were made to reflect revenues and to eliminate certain fees and expenses pursuant to the terms of the COSA:

(n)	Decrease gaming revenues and decrease gaming costs and expenses as MGE Niagara is deemed to be acting as an agent under the COSA;

(o)	Eliminate operator fees and harmonized sales tax as MGE Niagara is not required to pay these fees and taxes; and

(p)	Adjust advertising, general and administrative costs and expenses for the net effect of (i) eliminating municipal contributions and (ii) adjusting for the commercial real estate tax rate.

(q) Interest Expense Adjustments: Adjustments were made to reflect the incremental interest expense associated with the MGE Niagara Credit Facilities and MGE Niagara Convertible Debenture (refer to Note 4). Incremental interest expense under the MGE Niagara Revolving Facility was based on a commitment fee of 55 basis points, while incremental interest expense under the MGE Niagara Term Loan Facility was based on an interest rate of 4.71%. Incremental interest expense under the MGE Niagara Convertible Debenture was based on an interest rate of 3.5%. Adjustments were also made to reflect the elimination of interest expense on the Niagara Casinos’ historical capital lease obligation and the addition of interest expense related to the Acquisition related capital lease obligation (refer to Note 1).

(r) Depreciation and Amortization Adjustments: Adjustments were made to reflect the elimination of the Niagara Casinos historical depreciation and amortization and the addition of depreciation and amortization related to the acquired property and equipment, the new capital lease asset, the COSA rights intangible asset and the parking rights intangible asset. The acquired property and equipment are being amortized on a straight-line basis over 3 – 5 years. The new capital lease asset, the COSA rights intangible asset and the parking rights intangible asset are being amortized on a straight-line basis over the remaining term of the COSA, which is 21 years.

(s) Operating Lease Adjustments—Niagara Fallsview Casino Resort and Casino Niagara Related Land: Adjustments were made to increase advertising, general and administrative costs and expenses for incremental rent expense associated with the Niagara Fallsview Casino Resort and Casino Niagara related land operating leases (refer to Note 1).

(t) Income Tax Adjustments: As a commercial operator, MGE Niagara will be subject to income taxes. Adjustments, using a statutory tax rate of 26.5%, were made to reflect income tax provisions based on the estimated income taxes for the relevant periods had the Niagara Casinos been subject to income taxes.

The Pro Forma Financial Statements do not reflect any currency translation adjustments that would result from translation of the Niagara Casinos’ balance sheets from its Canadian dollar functional currency to U.S. dollars.

Further review may identify additional acquisition-related pro forma adjustments that, when adjusted, could have a material impact on the Pro Forma Financial Statements. The Company is not currently aware of any such adjustments.